UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2018
  _____________________________
NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)
_____________________________

Delaware	001-31465	35-2164875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1201 Louisiana St., Suite 3400 Houston, Texas 77002
(Address of principal executive office) (Zip Code)
(713) 751-7507
(Registrant’s telephone number, including area code)
_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On November 16, 2018, NRP (Operating) LLC (“NRP Operating”), a wholly owned subsidiary of Natural Resource Partners L.P. (“NRP”), and VantaCore Intermediate Holding, LLC, an affiliate of Sun Capital Partners, Inc. (the “Buyer”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) whereby the Buyer agreed to acquire all of NRP Operating's interests in VantaCore Partners LLC (“VantaCore”), NRP’s construction aggregates segment (the “Acquisition”). As consideration for the Acquisition, the Buyer will pay a purchase price of $205.0 million, subject to customary purchase price adjustments.
The Purchase Agreement contains customary representations, warranties and covenants by each of the parties thereto, including covenants by NRP Operating to conduct the business of VantaCore in all material respects in the ordinary course of business. In addition, the Purchase Agreement provides for indemnification rights with respect to the breach or non-performance of a covenant by either party, as well as for other specified matters.
For a period of five years following the closing of the Acquisition, subject to certain exceptions, NRP Operating has agreed (for itself and NRP’s controlled affiliates, other than BRP LLC) (i) not to operate limestone quarries (whether surface, subsurface or otherwise), underground limestone mines, sand and/or gravel plants, asphalt plants and/or marine terminals, or any other construction aggregates operation and (ii) to provide VantaCore with a customary right of first offer with respect to any third-party contract to rent, license or lease any real property or reserves located in certain counties for the purpose of mining, quarrying or other development of limestone, sand, gravel or granite.
Completion of the Acquisition is subject to customary closing conditions, including, among other things (i) subject to specified materiality standards, the accuracy of the representations and warranties of, and the performance of all covenants by, the parties to the Purchase Agreement; (ii) the absence of a material adverse effect with respect to the business, properties, condition (financial or otherwise) or results of operations of VantaCore and its subsidiaries, taken as a whole, subject to certain exceptions; (iii) the absence of certain legal injunctions or impediments prohibiting the Acquisition and the other transactions contemplated by the Purchase Agreement; and (iv) expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.
The Purchase Agreement contains provisions granting NRP Operating, on the one hand, and the Buyer, on the other hand, the right to terminate the Purchase Agreement if (i) the closing of the Acquisition does not occur on or before February 14, 2019; (ii) there is a legal injunction or other impediment prohibiting the Acquisition and the other transactions contemplated by the Purchase Agreement; or (iii) the other party breaches a representation, warranty or covenant, subject to applicable cure periods, and such breach results in the failure of certain closing conditions to be satisfied.
A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference hereby. The description of the Purchase Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
2.1*	Purchase and Sale Agreement, dated as of November 16, 2018, by and between NRP (Operating) LLC and VantaCore Intermediate Holding, LLC.
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NRP agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.

	By:	NRP (GP) LP,
Its General Partner

	By:	GP NATURAL RESOURCE PARTNERS LLC,
Its General Partner

Dated: November 20, 2018	By:	/s/ Kathryn S. Wilson
	Name:	Kathryn S. Wilson
	Title:	Vice President and General Counsel